Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 22, 2005 (except for Note 13, as to which the date is November 15, 2005) relating to the financial statements and financial statement schedule of Aegean Marine Petroleum Network Inc appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte
Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece
November 15, 2005